Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Announces First Quarter 2023 Earnings Call Date and Provides Preliminary First Quarter 2023 Financial Results

NEW YORK, April 17, 2023 – Lindblad Expeditions Holdings, Inc. (Nasdaq: LIND) (“Lindblad” or the "Company"), a global provider of expedition cruises and adventure travel experiences, will report 2023 first quarter financial results on Wednesday, May 3, 2023, before the market opens. The Company will host a conference call to discuss the results at 8:30 am Eastern Time.  The conference call can be accessed by dialing 833-470-1428 (United States), 833-950-0062 (Canada) for all other locations please visit https://www.netroadshow.com/events/global-numbers?confId=49870. The Access Code is 745356. The earnings release and a live audio webcast of the call will be available in the investor relations section of the Company's website at investors.expeditions.com.

A replay of the call, along with a transcript, will be available on the website within 48 hours of its completion. The replay will also be accessible by phone by dialing 866-813-9403 (United States), 226-828-7578 (Canada) or 44-204-525-0658 (International). The Replay Access Code is 985326.

In conjunction with this announcement, the Company is providing the following preliminary estimated financial results for the first quarter 2023.

First Quarter 2023 Preliminary Estimated Financial Results

For the first quarter ended March 31, 2023, the Company expects to report:

•	Total tour revenues for the three months ended March 31, 2023 in the range of approximately $141 million to $144 million, compared to $67.8 million for the three months ended March 31, 2022;

•	Adjusted EBITDA for the three months ended March 31, 2023 in the range of approximately $26 million to $28 million, compared to Adjusted EBITDA loss of $21.2 million for the three months ended March 31, 2022; and

•	Cash and cash equivalents at March 31, 2023 of approximately $121 million, including restricted cash.

With respect to its Lindblad segment, the Company also expects to report:

•	Available Guest Nights of 83,184 for the three months ended March 31, 2023, compared to 48,546 for the three months ended March 31, 2022;

•	Occupancy rates of 81% for the three months ended March 31, 2023, compared to 66% for the three months ended March 31, 2022; and

•	Net Yield Per Available Guest Nights in a range of approximately $1,200 to $1,220 for the three months ended March 31, 2023, compared to $739 for the three months ended March 31, 2022.

During the first quarter ended March 31, 2023, the Company also continued to see significant new bookings across the fleet and have substantial advanced reservations for the future. As of April 10, 2023, bookings for full year 2023 are approximately 46% ahead of the Company’s bookings for the comparable look-forward period as of this date in April 2019, before the COVID-19 pandemic began to impact the Company’s bookings and operations.

The preliminary estimated financial results contained in this press release reflect management’s estimates based solely upon information available to it as of the date of this press release, are not a comprehensive statement of the Company’s financial results for the three months ended March 31, 2023 and have not been reviewed by the Company’s independent registered public accounting firm. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Non-GAAP Financial Measures

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy and Net Yields, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information in this press release should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures used in this press release along with a reconciliation of non-GAAP financial information to GAAP for the quarter ended March 31, 2022 are set forth below. A reconciliation of Adjusted EBITDA and Net Yield to their most directly comparable GAAP measures for the three months ended March 31, 2023 will be included in the Company's release of first quarter 2023 financial results.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiaries, Natural Habitat Adventures, Off the Beaten Path, DuVine and Classic Journeys.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat’s adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Classic Journeys is a luxury cultural walking tour company that operates a portfolio of curated tours centered around cinematic walks led by expert local guides. Classic Journeys offers active small-group and private custom journeys in over 50 countries around the world.

DuVine designs and leads luxury bike tours in the world’s most amazing destinations, from Italy’s sun-bleached villages and the medieval towns of Provence to Portugal’s Douro Valley and the vineyards of Napa, California. Guests bike, eat, drink, and sleep their way through these regions and many more while sampling the finest cuisine, hotels, and wine.

Off the Beaten Path is an outdoor, active travel company offering guided small group adventures and private custom journeys that connect travelers with the wild nature and authentic culture of their destinations. Off the Beaten Path’s trips extend across the globe, with a focus on exceptional national park experiences in the Rocky Mountains, Desert Southwest, and Alaska.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations regarding the Company’s preliminary estimated financial results for the first quarter ended March 31, 2023 and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe Lindblad’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. Many of these risks and uncertainties are currently amplified by, and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) events and conditions around the world, including war and other military actions, such as the current conflict between Russia and Ukraine, inflation, higher fuel prices, higher interest rates and other general concerns about the state of the economy or other events impacting the ability or desire of people to travel; (ii) suspended operations, cancelling or rescheduling of voyages and other potential disruptions to our business and operations related to COVID-19, the Russia-Ukraine conflict, the political unrest in Peru or another unexpected event; (iii) the impacts of inflation, COVID-19 and/or the Russia-Ukraine conflict on our financial condition, liquidity, results of operations, cash flows, employees, plans and growth, fuel prices, changes in fuels consumed and availability of fuel supply in the geographies in which we operate; (iv) the impacts of inflation and negative economic conditions or negative economic outlooks on the demand for future expedition travel; (v) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (vi) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, pandemics or other events; (vii) changes adversely affecting the business in which we are engaged; (viii) management of our growth and our ability to execute on our planned growth; (ix) our business strategy and plans; (x) our ability to maintain our relationship with National Geographic; (xi) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (xii) compliance with the financial and/or operating covenants in our debt arrangements; (xiii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiv) adverse publicity regarding the travel and cruise industry in general; (xv) loss of business due to competition; (xvi) the result of future financing efforts; (xvii) delays and costs overruns with respect to the construction and delivery of newly constructed vessels; (xviii) the inability to meet revenue and Adjusted EBITDA projections; and (xix) those risks described in Lindblad’s filings with the Securities and Exchange Commission (the “SEC”). Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and Lindblad undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect Lindblad’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of Lindblad’s website.

NON-GAAP Reconciliations

Reconciliations of Adjusted EBITDA to net loss and Net Yield to operating loss, in each case, for the three months ended March 31, 2022 are set forth below:

(In thousands)	For the three months ended March 31, 2022
Operating loss	$(33,569)
Cost of tours	47,571
General and administrative	15,248
Selling and marketing	10,283
Depreciation and amortization	10,741
Less: Commissions	(4,405)
Less: Other tour expenses	(9,989)
Net Yield	$35,880

(In thousands)	For the three months ended March 31, 2022
Net loss	$(42,148)
Interest expense, net	8,715
Income tax benefit	(149)
Depreciation and amortization expense	11,178
Gain on foreign currency translation	(130)
Other income	(533)
Stock-based compensation	1,828
Other	19
Adjusted EBITDA	$(21,220)

Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), income tax (expense) benefit, (gain) loss on foreign currency, (gain) loss on transfer of assets, reorganization costs, and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, executive severance costs, the National Geographic fee amortization, debt refinancing costs, acquisition-related expenses and other non-recurring charges. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. The Company believes Adjusted EBITDA helps provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of its financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment and are used in this press release:

Available Guest Nights is a measurement of capacity available for sale and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. The Company also records the number of guest nights available on its limited land programs in this definition.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Gross Yield per Available Guest Night represents tour revenues divided by Available Guest Nights.

Net Yield represents tour revenues less commissions and direct costs of other tour revenues.

Net Yield per Available Guest Night represents Net Yield divided by Available Guest Nights.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Contact:

Vanessa Picariello, Vice President of Brand and Communications, Lindblad Expeditions, press@expeditions.com